Exhibit 10.2

VOTING AGREEMENT

This Voting Agreement (the “Agreement”) is entered into on December 3, 2013 by MGP Ingredients, Inc. (the “Company”), Cloud “Bud” Cray, Jr., Karen Seaberg, Thomas M. Cray (Karen Seaberg, Cloud “Bud” Cray, Jr. and Thomas M. Cray, collectively, the “Preferred Stockholders”), and Michael Braude, Linda Miller, Gary Gradinger, Daryl Schaller, John Speirs, and John Byom, each as independent members of the Board of Directors of the Company (the “Independent Directors” and collectively with the Cloud Cray, Jr. and Karen Seaberg, the “Board”).  All of the above are collectively referred to as the “Parties” to this Agreement.

RECITALS

WHEREAS, the Preferred Stockholders beneficially own 293 shares of Company preferred stock, par value $10.00 per share, together with any additional shares of Company preferred stock pursuant to Section 3 hereof, (the “Preferred Stock”);

WHEREAS, the Preferred Stockholders are presently involved in a proxy contest related to the 2013 Annual Meeting of Stockholders of the Company (“Annual Meeting”);

WHEREAS, the Parties, along with Tim Newkirk, are concurrently entering into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) on the date hereof providing for, among other things, agreement with respect to certain matters regarding the Annual Meeting;

WHEREAS, pursuant to the Settlement Agreement, Tim Newkirk has agreed to resign from the Board, and the Parties have, on the terms and subject to the conditions herein, agreed to leave open the vacancy created by Tim Newkirk’s resignation until a new Chief Executive Officer (a “CEO”) is hired by the Board; and

WHEREAS, the Parties hereto desire to memorialize certain other agreements between them with respect to the matters to be voted upon at the Annual Meeting.

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows.

1.             Shares Subject to Agreement.

The Preferred Stockholders each agree to hold all shares of Preferred Stock registered in their respective names or beneficially owned by them and/or over which they exercise voting control as of the date of this Agreement and any other shares of Preferred Stock legally or beneficially held or acquired by them after the date hereof or over which they exercise voting control subject to, and to vote the Preferred Stock in accordance with the provisions of this Agreement until the earlier to occur of (a) the conclusion of the 2014 annual meeting of stockholders (such meeting, the “2014 Annual Meeting”) or (b) June 1, 2014 (the period from the date of this Agreement to the earlier to occur of (a) and (b) referred to herein as the “Voting Period”).

2.             Voting of Preferred Shares and Related Matters.

(a)           Subject to Section 2(e) below, and notwithstanding the timing requirements of Section 3.8 of the Company’s By-laws as proposed by the Preferred Stockholders for consideration at the Annual Meeting, during the Voting Period the Preferred Stockholders shall not take any action to call a special meeting of stockholders of the Company to elect a director to fill the vacancy arising from Tim Newkirk’s resignation from the Board.

(b)           Subject to Section 2(e) below, if the 2014 Annual Meeting is held during the Voting Period, at the 2014 Annual Meeting the Preferred Stockholders shall vote, or cause to be voted, by proxy or otherwise, their Preferred Stock in favor of the election to the Board of the non-interim CEO hired by the Board.

(c)           If the Board has not hired a non-interim CEO, then, during the Voting Period, should any special meeting of stockholders be called, or any consent solicitation be made, the Preferred Stockholders shall not vote, by proxy or otherwise, and shall cause any holder of record of Preferred Stock to not vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, in favor of the election of any person to fill the vacancy created by the resignation of Mr. Newkirk and further agree that, during the Voting Period, should any special meeting of stockholders occur that has as its purpose (or one of its purposes) the filling of the vacancy created by the resignation of Mr. Newkirk, the Preferred Stockholders shall not attend such meeting in person or by proxy.

(d)           Subject to Section 2(e) below, provided the Company’s stockholders approve the precatory proposal on the declassification of the Board at the Annual Meeting, the Board shall take all appropriate actions (including adopting appropriate Board resolutions and recommending approval to the Company’s stockholders) to adopt and approve a proposal to amend the Company’s articles of incorporation to declassify the Board in the form attached hereto as Exhibit A, and the Board shall submit such proposal/amendment to stockholders for approval at the 2014 Annual Meeting.

(e)           Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict any of the Parties (i) from acting in their individual capacities as directors of the Company, to the extent applicable and no such actions or omissions shall be deemed a breach of this Agreement, it being understood that this Agreement shall apply to the Preferred Stockholders solely in their capacities as a stockholders of the Company and (ii) from taking any action to fill any other vacancy that may arise on the Board.  Nothing in this Agreement will be construed to prohibit, limit or restrict any Party from exercising his or her fiduciary duties as a director to the Company or its stockholders.  In the event that the Board refuses to submit the declassification proposal to stockholders for approval at the 2014 Annual Meeting during the Voting Period, the obligations of the Preferred Stockholders hereunder shall terminate and be of no further effect.

3.             Additional Shares.

Each Preferred Stockholder agrees that all shares of Company preferred stock that he or she purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Preferred Stock for all purposes of this Agreement.

4.             No Voting Trusts or Other Arrangement.

During the Voting Period, the Preferred Stockholders agree that he or she will not, and will not permit any entity under any of their control to, deposit any of the shares of Preferred Stock in a voting trust, grant any proxies with respect to the Preferred Stock or subject any of the Preferred Stock to any arrangement with respect to the voting of the Preferred Stock other than agreements entered into with all the Parties.

5.             Transfer and Encumbrance.

The Preferred Stockholders each agrees that during the term of this Agreement, he or she will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Preferred Stock or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Preferred Stock or the Preferred Stockholder’s voting or economic interest therein.  Any attempted Transfer of the Preferred Stock or any interest therein in violation of this Section 5 shall be null and void.  This Section 5 shall not prohibit a Transfer of the Preferred Stock by the Preferred Stockholders to any member of his or her immediate family, or to a trust for the benefit of the Preferred Stockholder or any member of his or her immediate family, or upon the death of such Preferred Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to the Parties, to be bound by all of the terms of this Agreement.

6.             Representations.

(a)           The Company hereby represents and warrants that:

(i)            the authorized signatory set forth on the signature page hereto has the power and authority to execute this Agreement and to bind the Company to this Agreement and no further actions are required to bind the Company hereto;

(ii)           the Company has full corporate power and authority to enter into, execute and deliver this Agreement and (subject to the conditions stated herein) to perform fully its obligations hereunder;

(iii)         this Agreement has been duly authorized, executed and delivered by the Company and the Board.

(iv)          none of the execution and delivery of this Agreement by the Company, the consummation by it of the transactions contemplated hereby or compliance by it with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement or other agreement, instrument or law applicable to it or its property or assets.

(v)           Except for any filings required under federal securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement.

(b)           Each Preferred Stockholder represents and warrants to each of the other Parties (but not to the other Preferred Stockholders) that:

(i)            He or she owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act all of the Preferred Stock free and clear of, except pursuant to this Agreement, any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, right of first refusal, or restriction of any kind, including any restriction on voting, transfer, or exercise of any other attribute of ownership.

(ii)           He or she has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully his or her obligations hereunder.  This Agreement has been duly and validly executed and delivered by him or her.

(iii)         None of the execution and delivery of this Agreement by such Preferred Stockholder, the consummation by him or her of the transactions contemplated hereby or compliance by him or her with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement or other agreement, instrument or law applicable to him or her or to his or her property or assets.

(iv)          Except for any filings required under federal securities laws, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of such Preferred Stockholder is required in connection with the valid execution and delivery of this Agreement. No consent of a spouse is necessary under any “community property” or other laws in order for such Preferred Stockholder to enter into and perform his or her obligations under this Agreement.

7.             Entire Agreement and Severability.

The Parties agree that this Agreement may not be modified, altered, or changed, except by written agreement signed by the Parties.  This Agreement and any other agreement signed by or between some or all of the Parties hereto on the date of this Agreement, contains the entire agreement between the Parties with regard to the matter set forth herein and will be binding and inure to the benefit of the Parties, the present, former and future officers, directors, shareholders, members, employees, attorneys, representatives, subsidiaries, affiliates, heirs, devisees, legatees, trustees, agents, sureties, executors, administrators, predecessors, successors, and assigns of each Party.  If any provision of the Agreement is held to be invalid, the remaining provisions will remain in full force and effect.

8.             Joint Preparation.

All of the Parties have cooperated and participated in the drafting and preparation of this Agreement.  Accordingly, the Parties agree that the Agreement will not be construed or interpreted in favor of or against any Party by virtue of the identity of its preparer.

9.             Applicable Law.

The Agreement will be construed and interpreted according to the laws of the State of Kansas.

10.          Multiple Originals and Facsimiles Signatures.

This Agreement may be executed in any number of counterparts, and with facsimile signatures, with the same effect as if all Parties had signed the same document.  All counterparts will be construed together and will constitute one Agreement.  Absent an original signature, it is hereby understood and agreed that a facsimile or electronically-transmitted signature will be binding upon the Parties and otherwise admissible.

11.          Waiver.

No waiver by any Party of any condition of or of any breach of any term, covenant, representation, or warranty contained in this Agreement will be deemed or construed as a further or continuing waiver of any other condition or the breach of any other term, covenant, representation, or warranty contained in this Agreement.

12.          Specific Performance.

Each of the Parties hereto acknowledges and agrees that irreparable injury to the other Parties hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages.  It is accordingly agreed that the any of the Parties hereto (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, without the posting of any bond, and the other Parties will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.  Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

13.          Further Assurances.

Each of the Parties hereto agrees to take such actions, adopt such resolutions and execute such agreements, documents and instruments as reasonably necessary to carry out the covenants and obligations under this Agreement.

14.          Assignment.

No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties hereto. Any assignment contrary to the provisions of this Section 14 shall be null and void.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the date above first written.

MGP Ingredients, Inc.

By:	/s/ Donald P. Tracy
Name:	Donald P. Tracy
Title:	Chief Financial Officer

/s/ Michael Braude
Michael Braude

/s/ John Byom
John Byom

/s/ Cloud L. Cray, Jr.
Cloud L. Cray, Jr.

/s/ Gary Gradinger
Gary Gradinger

/s/ Linda Miller
Linda Miller

/s/ Daryl Schaller
Daryl Schaller

/s/ Karen Seaberg
Karen Seaberg

/s/ John Speirs
John Speirs

/s/ Thomas M. Cray
Thomas M. Cray

[Signature Page to Voting Agreement]

Exhibit A

Proposal to Declassify the Board

Commencing with the annual meeting of stockholders in 2014, each director of the corporation shall be elected for a one-year term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy shall hold office until the next annual meeting of stockholders of the corporation and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any one or more directors of the corporation may be removed with or without cause by the holders of a majority of the shares then entitled to vote in an election of such director or directors.